Exhibit 99.1

FOR IMMEDIATE RELEASE	INVESTOR RELATIONS CONTACT:
Cathy W. Liles (434) 817-8267

VIRGINIA NATIONAL BANKSHARES CORPORATION

ANNOUNCES 2025 FULL YEAR RESULTS

AND QUARTERLY DIVIDEND

Charlottesville, VA – January 29, 2026 - Virginia National Bankshares Corporation (NASDAQ: VABK) (the “Company”) today reported quarterly net income of $6.0 million, or $1.10 per diluted share, for the quarter ended December 31, 2025, compared to the $4.6 million, or $0.85 per diluted share, recognized for the quarter ended December 31, 2024. For the twelve months ended December 31, 2025, the Company recognized net income of $19.3 million, or $3.55 per diluted share, compared to $17.0 million, or $3.15 per diluted share, for the twelve months ended December 31, 2024.

The increase in 2025 year-to-date net income as compared to the prior year was primarily the result of decreased interest expense, as a result of the reduction in cost of funds associated with deposits and borrowings. Cost of funds declined 28 bps year-over-year while yields on earning assets held steady despite several reductions in the prime rate.

Dividend Declaration

On January 27, 2026, the Company's Board of Directors declared a quarterly cash dividend of $0.36 per share of common stock payable on February 27, 2026, to the holders of record at the close of business on February 13, 2026. The quarterly cash dividend represents an annual yield to shareholders of approximately 3.57% based on the closing price of the Company’s common stock on January 27, 2026.

President and Chief Executive Officer's comments: "Our strong fourth quarter performance demonstrates our continued attention to strategic operating efficiency and sustainable growth, with increased net income of $1.4 million over the prior quarter," stated Glenn W. Rust, President and Chief Executive Officer. "Loan growth was modest for the quarter and the year, but our strong asset quality continues to enhance financial results, and our capital and liquidity positions remain strong."

Key Performance Indicators

Fourth quarter 2025 compared to third quarter 2025

•
Return on average assets improved to 1.45%. from 1.12%.
•
Return on average equity improved to 13.04% from 10.48%.
•
Net interest margin (FTE)1 improved to 3.50% from 3.43%.
•
Loan-to-deposit ratio decreased to 86% from 89%.
•
Efficiency ratio (FTE)1 improved to 49.5% from 57.9%.

December 31, 2025 Balance Sheet Highlights

•
Gross loans outstanding as of December 31, 2025 totaled $1.2 billion, an increase of $1.6 million, or 0.1% compared to December 31, 2024. The Company experienced modest loan growth in the fourth quarter of 2025, with gross loan balances increasing $2.6 million from September 30, 2025.
•
Deposit balances at December 31, 2025 increased $46.8 million or 3.4% from September 30, 2025, and increased $8.2 million since December 31, 2024. This fourth quarter increase is the combined result of the Company's choice to maintain interest rates despite prime decreases and normal corporate deposit behavior at the end of the calendar cycle.

_____________________________________________________________________

1 See "Reconciliation of Certain Quarterly Non-GAAP Financial Measures" at the end of this release.

•
Securities balances declined $5.4 million from September 30, 2025 to December 31, 2025 as the Company allowed the proceeds from natural maturities and cash flow to fund earning assets with more attractive yields.
•
The Company utilizes a third-party to offer multi-million-dollar FDIC insurance to customers with balances in excess of single-bank limits through reciprocal Insured Cash Sweep® (ICS) plans. Deposit balances held in ICS plans amounted to $200.4 million as of December 31, 2025, $166.6 million as of December 31, 2024 and $145.2 million as of September 30, 2025.
•
Outstanding borrowings from the FHLB as of December 31, 2025 were $20.0 million, a decrease of $10.0 million from September 30, 2025. The balance at December 31, 2024 was $20.0 million.
•
As of December 31, 2025, the Company had unused borrowing facilities in place of approximately $233.0 million and held no brokered deposits.

Loans and Asset Quality

•
Credit performance remains strong with nonperforming assets as a percentage of total assets of 0.56% as of December 31, 2025, 0.42% as of September 30, 2025 and 0.19% as of December 31, 2024.
•
Nonperforming assets amounted to $9.2 million as of December 31, 2025, compared to $6.8 million as of September 30, 2025 and $3.0 million as of December 31, 2024;
o
Fourteen loans to thirteen borrowers are in non-accrual status, totaling $2.2 million, as of December 31, 2025, compared to $2.6 million as of September 30, 2025 and $2.3 million as of December 31, 2024.
o
Loans 90 days or more past due and still accruing interest amounted to $7.0 million as of December 31, 2025, compared to $4.2 million at September 30, 2025 and $754 thousand as of December 31, 2024. The past due balance as of December 31, 2025 is comprised of seven loans totaling $6.6 million which are 100% government-guaranteed, one loan secured by residential real estate totaling $391 thousand and three student loans totaling $86 thousand.
o
The Company currently holds no other real estate owned.
•
The period-end Allowance for Credit Losses on Loans (“ACL”) as a percentage of total loans was 0.67% as of December 31, 2025, 0.69% as of September 30, 2025 and 0.68% as of December 31, 2024. The individual differences in the balances of various pools as well as changing loss rates have resulted in only nominal changes to the overall ACL ratio. The proportionate increase in government-guaranteed loans over the respective periods is also a main driver holding the ACL as a percentage of total loans fairly steady year-over-year. Balances in such loans are 100% government-guaranteed and do not require an ACL.
•
The fair value mark that was allocated to the acquired loans was $21.3 million as of April 1, 2021, with a remaining balance of $4.8 million as of December 31, 2025.
•
For the three months ended December 31, 2025, the Company recorded a net recovery to the provision for credit losses of $36 thousand, due primarily to updated analysis performed on the Company's loans secured by marketable securities and cash, netted against additional provision for loan growth and unfunded commitments. The reserve for unfunded commitments increased by $140 thousand.

Net Interest Income - Quarterly Comparison

•
Net interest income for the three months ended December 31, 2025 of $13.3 million increased $1.1 million, or 9.1%, compared to the three months ended December 31, 2024, predominantly due to decreased interest expense associated with deposit accounts, coupled with increased interest income earned on loans and federal funds sold driving an additional net increase.
•
Net interest margin (FTE), (a non-GAAP financial measure)1, for the three months ended December 31, 2025 was 3.50%, compared to 3.21% for the three months ended December 31, 2024. The increase as compared to the fourth quarter of 2024 was primarily due to the decrease in cost of funds, as described below.
•
The Bank's yield on loans was 5.74% for the three months ended December 31, 2025, compared to 5.63% for the prior year same period. The accretion of the fair value mark related to purchased loans positively impacted interest income by 13 bps in the fourth quarter of 2025, and 13 bps in the fourth quarter of 2024.

__________________________________________________________________

1 See "Reconciliation of Certain Quarterly Non-GAAP Financial Measures" at the end of this release.

•
The overall cost of funds, including noninterest-bearing deposits, of 173 bps incurred in the three months ended December 31, 2025 decreased 21 bps from 194 bps in the same period in the prior year. Overall, the cost of interest-bearing deposits decreased period over period by 24 bps, from a cost of 2.51% to 2.27%. The cost of borrowings from the FHLB decreased 35 bps from the fourth quarter of 2024 to the fourth quarter of 2025, from 4.33% to 3.98%.

Noninterest Income - Quarterly Comparison

Noninterest income for the three months ended December 31, 2025 decreased $595 thousand, or 26.2%, compared to the three months ended December 31, 2024, primarily as a combined result of lower fee income from debit card usage in 2025 and early extinguishment of debt in 2024.

Noninterest Expense - Quarterly Comparison

Noninterest expense for the three months ended December 31, 2025 decreased by $1.3 million, or 14.9%, compared to the three months ended December 31, 2024. The 2025 quarter reflected service refunds and credits within data processing expense received as a result of negotiations with the Company's core processing provider.

Efficiency Ratio - Quarterly Comparison

The Company's efficiency ratio (FTE)1 improved to 49.5% for the three months ended December 31, 2025 compared to 60.2% for the three months ended December 31, 2024, as the impact of increased net interest income (FTE)1 and decreased noninterest expense more than offset the decrease in noninterest income. On a year-to-date basis, the efficiency ratio (FTE)1 improved to 57.6% in 2025 compared to 62.0% in 2024, also because of increased net interest income (FTE)1.

Income Taxes - Quarterly Comparison

The effective tax rates amounted to 21.4% and 22.0% for the three months ended December 31, 2025 and 2024, respectively. For each period, the effective income tax rate differed from the U.S. statutory rate of 21% due to the adoption of the proportional amortization method for accounting for low-income housing tax credits, which increased tax expense, net of the recognition of low-income housing tax credits and the effect of tax-exempt income from municipal bonds and income from bank owned life insurance policies.

Book Value

Book value per share increased to $34.15 as of December 31, 2025, compared to $29.85 as of December 31, 2024, and tangible book value per share (a non-GAAP financial measure)1 was $32.21 as of December 31, 2025 compared to $27.70 as of December 31, 2024. These values increased as net retained income increased, the impact of intangible assets declined due to the ongoing amortization of the Company's core deposit intangible asset, and the reduction in accumulated other comprehensive income.

Dividends

Cash dividends of $1.9 million, or $0.36 per share, were declared and paid during the fourth quarter of 2025. The remaining 67% of net income was retained.

_____________________________________________________________________

1 See "Reconciliation of Certain Quarterly Non-GAAP Financial Measures" at the end of this release.

About Virginia National Bankshares Corporation

Virginia National Bankshares Corporation, headquartered in Charlottesville, Virginia, is the bank holding company for Virginia National Bank. The Bank has seven banking offices throughout Fauquier and Prince William counties, four banking offices in Charlottesville and Albemarle County (including one limited-service banking facility), and banking offices in Winchester and Richmond, Virginia. The Bank offers a full range of banking and related financial services to meet the needs of individuals, businesses and charitable organizations, including the fiduciary services of VNB Trust and Estate Services. The Company’s common stock trades on the Nasdaq Capital Market under the symbol “VABK.” Additional information on the Company is also available at www.vnbcorp.com.

Non-GAAP Financial Measures

The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles (“GAAP”) and prevailing practices in the banking industry. However, management uses certain non-GAAP measures to supplement the evaluation of the Company’s performance. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for, or more important than, operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP measures are included at the end of this release.

Forward-Looking Statements; Other Information

Certain statements in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, statements with respect to the Company’s operations, performance, future strategy and goals, and are often characterized by use of qualified words such as “expect,” “believe,” “estimate,” “project,” “anticipate,” “intend,” “will,” “should,” or words of similar meaning or other statements concerning the opinions or judgement of the Company and its management about future events. While Company management believes such statements to be reasonable, future events and predictions are subject to circumstances that are not within the control of the Company and its management. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, the effects of and changes in: inflation, interest rates, market and monetary fluctuations; liquidity and capital requirements; market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises, war and other military conflicts or other major events, the governmental and societal responses thereto, or the prospect of these events; changes, particularly declines, in general economic and market conditions in the local economies in which the Company operates, including the effects of declines in real estate values; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; the impact of changes in laws, regulations and guidance related to financial services including, but not limited to, taxes, banking, securities and insurance; changes in accounting principles, policies and guidelines; the financial condition of the Company’s borrowers; the Company's ability to attract, hire, train and retain qualified employees; an increase in unemployment levels; competitive pressures on loan and deposit pricing and demand; fluctuation in asset quality; assumptions that underlie the Company’s ACL; the value of securities held in the Company's investment portfolio; performance of assets under management; cybersecurity threats or attacks and the development and maintenance of reliable electronic systems; changes in technology and their impact on the marketing of new products and services and the acceptance of these products and services by new and existing customers; the willingness of customers to substitute competitors’ products and services for the Company’s products and services; the risks and uncertainties described from time to time in the Company’s press releases and filings with the SEC; and the Company’s performance in managing the risks involved in any of the foregoing. Many of these factors and additional risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and other reports filed from time to time by the Company with the Securities and Exchange Commission. These statements speak only as of the date made, and the Company does not undertake to update any forward-looking statements to reflect changes or events that may occur after this release.

VIRGINIA NATIONAL BANKSHARES CORPORATION

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)

	December 31, 2025	December 31, 2024*
	(Unaudited)
ASSETS
Cash and due from banks	$5,798	$5,311
Interest-bearing deposits in other banks	10,552	11,792
Federal funds sold	54,264	-
Securities:
Available for sale (AFS), at fair value	247,992	263,537
Restricted securities, at cost	6,172	6,193
Total securities	254,164	269,730
Loans, net of deferred fees and costs	1,237,577	1,235,969
Allowance for credit losses	(8,270)	(8,455)
Loans, net	1,229,307	1,227,514
Premises and equipment, net	11,687	15,383
Bank owned life insurance	41,302	40,059
Goodwill	7,768	7,768
Core deposit intangible, net	2,682	3,792
Right of use asset, net	6,297	5,551
Deferred tax asset, net	12,079	15,407
Accrued interest receivable and other assets	13,842	14,519
Total assets	$1,649,742	$1,616,826
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Demand deposits:
Noninterest-bearing	$362,322	$374,079
Interest-bearing	308,295	303,405
Money market and savings deposit accounts	469,815	437,619
Certificates of deposit and other time deposits	291,299	308,443
Total deposits	1,431,731	1,423,546
Federal funds purchased	-	236
Borrowings	20,000	20,000
Junior subordinated debt, net	3,554	3,506
Lease liability	6,192	5,389
Accrued interest payable and other liabilities	4,104	3,847
Total liabilities	1,465,581	1,456,524
Commitments and contingent liabilities
Shareholders' equity:
Preferred stock, $2.50 par value	-	-
Common stock, $2.50 par value	13,327	13,263
Capital surplus	107,337	106,394
Retained earnings	94,165	82,507
Accumulated other comprehensive loss	(30,668)	(41,862)
Total shareholders' equity	184,161	160,302
Total liabilities and shareholders' equity	$1,649,742	$1,616,826

Common shares outstanding	5,393,140	5,370,912
Common shares authorized	10,000,000	10,000,000
Preferred shares outstanding	-	-
Preferred shares authorized	2,000,000	2,000,000

* Derived from audited consolidated financial statements

VIRGINIA NATIONAL BANKSHARES CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)

(Unaudited)

	For the three months ended		For the twelve months ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Interest and dividend income:
Loans, including fees	$17,706	$17,253	$69,571	$66,534
Federal funds sold	304	230	835	765
Other interest-bearing deposits	33	41	174	206
Investment securities:
Taxable	1,154	1,340	4,929	6,689
Tax exempt	320	323	1,287	1,302
Dividends	114	111	450	431
Total interest and dividend income	19,631	19,298	77,246	75,927

Interest expense:
Demand deposits	67	67	270	272
Money market and savings deposits	3,057	2,939	12,014	11,803
Certificates and other time deposits	2,827	3,463	11,264	15,410
Borrowings	255	504	1,860	1,691
Federal funds purchased	-	4	28	29
Junior subordinated debt	77	86	301	346
Total interest expense	6,283	7,063	25,737	29,551
Net interest income	13,348	12,235	51,509	46,376
Provision for (recovery of) credit losses	(36)	(126)	137	(600)
Net interest income after provision for (recovery of) credit losses	13,384	12,361	51,372	46,976

Noninterest income:
Wealth management fees	236	247	894	1,152
Deposit account fees	338	321	1,261	1,363
Debit/credit card and ATM fees	319	429	1,383	1,914
Bank owned life insurance income	324	297	1,242	1,155
Gains on sales of assets, net	-	-	278	36
Gain on early redemption of debt	-	525	-	904
Losses on sales of AFS, net	-	-	-	(4)
Other	456	449	1,036	1,069
Total noninterest income	1,673	2,268	6,094	7,589

Noninterest expense:
Salaries and employee benefits	3,983	4,162	15,692	15,933
Net occupancy	739	906	3,516	3,662
Equipment	186	206	755	720
Bank franchise tax	439	401	1,706	1,452
Computer software	271	214	1,096	917
Data processing	(63)	622	1,981	2,647
FDIC deposit insurance assessment	240	200	785	700
Marketing, advertising and promotion	157	159	761	730
Professional fees	303	303	1,146	934
Core deposit intangible amortization	259	307	1,110	1,301
Other	962	1,302	4,836	4,670
Total noninterest expense	7,476	8,782	33,384	33,666
Income before income taxes	7,581	5,847	24,082	20,899
Provision for income taxes	1,623	1,286	4,821	3,933
Net income	$5,958	$4,561	$19,261	$16,966

Net income per common share, basic	$1.10	$0.85	$3.57	$3.16
Net income per common share, diluted	$1.10	$0.85	$3.55	$3.15
Weighted average common shares outstanding, basic	5,392,763	5,370,912	5,388,926	5,371,439
Weighted average common shares outstanding, diluted	5,424,154	5,407,489	5,418,399	5,392,114

VIRGINIA NATIONAL BANKSHARES CORPORATION

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)

(Unaudited)

	At or For the Three Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Common Share Data:
Net income	$5,958	$4,576	$4,238	$4,489	$4,561
Net income per weighted average share, basic	$1.10	$0.85	$0.79	$0.83	$0.85
Net income per weighted average share, diluted	$1.10	$0.84	$0.78	$0.83	$0.85
Weighted average shares outstanding, basic	5,392,763	5,391,979	5,391,979	5,378,871	5,370,912
Weighted average shares outstanding, diluted	5,424,154	5,424,642	5,417,900	5,402,936	5,407,489
Actual shares outstanding	5,393,140	5,391,979	5,391,979	5,391,979	5,370,912
Tangible book value per share at period end [5]	$32.21	$30.90	$29.63	$28.84	$27.70
Key Ratios:
Return on average assets [1]	1.45%	1.12%	1.05%	1.12%	1.12%
Return on average equity [1]	13.04%	10.48%	10.05%	11.05%	10.98%
Net interest margin (FTE) 1, [2]	3.50%	3.43%	3.40%	3.28%	3.21%
Efficiency ratio (FTE) [3]	49.5%	57.9%	61.2%	62.4%	60.2%
Loan-to-deposit ratio	86.4%	89.2%	89.4%	86.6%	86.8%
Net Interest Income:
Net interest income	$13,348	$13,072	$12,796	$12,295	$12,235
Net interest income (FTE) [2]	$13,433	$13,158	$12,881	$12,381	$12,321
Company Capital Ratios:
Tier 1 leverage ratio [6]	12.52%	12.26%	12.12%	11.83%	11.34%
Total risk-based capital ratio [6]	20.42%	20.15%	19.46%	18.92%	18.77%
Assets and Asset Quality:
Average earning assets	$1,521,387	$1,523,230	$1,521,345	$1,529,575	$1,526,464
Average gross loans	$1,223,703	$1,230,805	$1,240,563	$1,233,520	$1,218,460
Fair value mark on acquired loans	$4,754	$5,241	$5,724	$6,242	$6,785

Allowance for credit losses on loans:
Beginning of period	$8,510	$8,347	$8,328	$8,455	$8,523
Provision for (recovery of) credit losses	(176)	253	90	(105)	(208)
Charge-offs	(126)	(146)	(111)	(70)	(127)
Recoveries	62	56	40	48	267
Net (charge-offs) recoveries	(64)	(90)	(71)	(22)	140
End of period	$8,270	$8,510	$8,347	$8,328	$8,455

Non-accrual loans	$2,198	$2,568	$2,614	$2,764	$2,267
Loans 90 days or more past due and still accruing	7,042	4,201	5,178	2,274	754
Total nonperforming assets (NPA) [4]	$9,240	$6,769	$7,792	$5,038	$3,021

NPA as a % of total assets	0.56%	0.42%	0.48%	0.31%	0.19%
NPA as a % of gross loans	0.75%	0.55%	0.63%	0.41%	0.24%
ACL to gross loans	0.67%	0.69%	0.67%	0.67%	0.68%
Non-accruing loans to gross loans	0.18%	0.21%	0.21%	0.22%	0.18%
Net charge-offs (recoveries) to average loans [1]	0.02%	0.03%	0.02%	0.01%	-0.05%

1 Ratio is computed on an annualized basis.

2 The net interest margin and net interest income are reported on a fully tax-equivalent basis (FTE) basis, using a Federal income tax rate of 21%. This is a non-GAAP financial measure. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

3 The efficiency ratio (FTE) is computed as a percentage of noninterest expense divided by the sum of net interest income (FTE) and noninterest income. This is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information should not be viewed as a substitute for GAAP. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate them differently. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

4 The Bank held no other real estate owned during any of the periods presented.

5 This is a non-GAAP financial measure. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

6 All ratios at December 31, 2025 are estimates and subject to change pending regulatory filings. Ratios for prior periods are presented as filed.

VIRGINIA NATIONAL BANKSHARES CORPORATION

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)

(dollars in thousands)

(Unaudited)

	For the three months ended
	December 31, 2025			December 31, 2024
		Interest			Interest
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost [4]	Balance	Expense	Yield/Cost [4]
ASSETS
Interest Earning Assets:
Securities:
Taxable Securities and Dividends	$192,797	$1,268	2.63%	$213,609	$1,451	2.72%
Tax Exempt Securities [1]	65,096	405	2.49%	66,211	409	2.47%
Total Securities [1]	257,893	1,673	2.59%	279,820	1,860	2.66%
Loans:
Real Estate	933,710	14,166	6.02%	921,967	13,159	5.68%
Commercial	263,382	3,100	4.67%	261,544	3,507	5.33%
Consumer	26,611	440	6.56%	34,949	587	6.68%
Total Loans	1,223,703	17,706	5.74%	1,218,460	17,253	5.63%
Federal funds sold	31,551	304	3.82%	19,313	230	4.74%
Other interest-bearing deposits	8,240	33	1.59%	8,871	41	1.84%
Total Earning Assets	1,521,387	19,716	5.14%	1,526,464	19,384	5.05%
Less: Allowance for Credit Losses	(8,868)			(8,555)
Total Non-Earning Assets	119,007			109,030
Total Assets	$1,631,526			$1,626,939

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest Bearing Liabilities:
Interest Bearing Deposits:
Interest Checking	$265,346	$67	0.10%	$263,281	$67	0.10%
Money Market and Savings Deposits	473,389	3,057	2.56%	442,660	2,939	2.64%
Time Deposits	301,856	2,827	3.72%	318,203	3,463	4.33%
Total Interest-Bearing Deposits	1,040,591	5,951	2.27%	1,024,144	6,469	2.51%
Borrowings	25,435	255	3.98%	46,253	504	4.33%
Federal funds purchased	4	0	4.07%	284	4	5.60%
Junior subordinated debt	3,547	77	8.61%	3,499	86	9.78%
Total Interest-Bearing Liabilities	1,069,577	6,283	2.33%	1,074,180	7,063	2.62%
Non-Interest-Bearing Liabilities:
Demand deposits	369,880			377,596
Other liabilities	10,860			9,965
Total Liabilities	1,450,317			1,461,741
Shareholders' Equity	181,209			165,198
Total Liabilities & Shareholders' Equity	$1,631,526			$1,626,939
Net Interest Income (FTE) [3]		$13,433			$12,321
Interest Rate Spread [2]			2.81%			2.43%
Cost of Funds			1.73%			1.94%
Interest Expense as a Percentage of Average Earning Assets [4]			1.64%			1.84%
Net Interest Margin (FTE) [3,4]			3.50%			3.21%

1 Tax-exempt income for investment securities has been adjusted to a fully tax-equivalent basis (FTE), using a Federal income tax rate of 21%.

Refer to the Reconcilement of Non-GAAP Measures table at the end of this release.

2 Interest spread is the average yield earned on earning assets less the average rate paid on interest-bearing liabilities.

3 Net interest margin (FTE) is net interest income expressed as a percentage of average earning assets. This is a non-GAAP financial measure. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

4 Ratio is computed on an annualized basis.

VIRGINIA NATIONAL BANKSHARES CORPORATION

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)

(dollars in thousands)

(Unaudited)

	For the twelve months ended
	December 31, 2025			December 31, 2024
		Interest			Interest
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
ASSETS
Interest Earning Assets:
Securities:
Taxable Securities and Dividends	$198,401	$5,377	2.71%	$249,858	$7,120	2.85%
Tax Exempt Securities [1]	65,364	1,631	2.50%	66,399	1,649	2.48%
Total Securities [1]	263,765	7,008	2.66%	316,257	8,769	2.77%
Loans:
Real Estate	943,389	55,119	5.84%	908,356	51,532	5.67%
Commercial	258,713	12,418	4.80%	220,276	12,430	5.64%
Consumer	30,015	2,034	6.78%	37,013	2,572	6.95%
Total Loans	1,232,117	69,571	5.65%	1,165,645	66,534	5.71%
Federal funds sold	19,957	835	4.18%	14,663	765	5.22%
Other interest-bearing deposits	8,099	174	2.15%	8,220	206	2.51%
Total Earning Assets	1,523,938	77,588	5.09%	1,504,785	76,274	5.07%
Less: Allowance for Credit Losses	(8,516)			(8,350)
Total Non-Earning Assets	109,084			109,503
Total Assets	$1,624,506			$1,605,938

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest Bearing Liabilities:
Interest Bearing Deposits:
Interest Checking	$267,222	$270	0.10%	$269,136	$272	0.10%
Money Market and Savings Deposits	467,612	12,014	2.57%	425,386	11,803	2.77%
Time Deposits	296,218	11,264	3.80%	333,139	15,410	4.63%
Total Interest-Bearing Deposits	1,031,052	23,548	2.28%	1,027,661	27,485	2.67%
Borrowings	40,005	1,860	4.65%	36,111	1,691	4.68%
Federal funds purchased	569	28	4.92%	489	29	5.93%
Junior subordinated debt	3,529	301	8.53%	3,482	346	9.94%
Total Interest-Bearing Liabilities	1,075,155	25,737	2.39%	1,067,743	29,551	2.77%
Non-Interest-Bearing Liabilities:
Demand deposits	367,066			370,178
Other liabilities	10,134			10,597
Total Liabilities	1,452,355			1,448,518
Shareholders' Equity	172,151			157,420
Total Liabilities & Shareholders' Equity	$1,624,506			$1,605,938
Net Interest Income (FTE) [3]		$51,851			$46,723
Interest Rate Spread [2]			2.70%			2.30%
Cost of Funds			1.78%			2.06%
Interest Expense as a Percentage of Average Earning Assets			1.69%			1.96%
Net Interest Margin (FTE) [3]			3.40%			3.10%

1 Tax-exempt income for investment securities has been adjusted to a fully tax-equivalent basis (FTE), using a Federal income tax rate of 21%. Refer to the Reconcilement of Non-GAAP Measures table at the end of this release.

2 Interest spread is the average yield earned on earning assets less the average rate paid on interest-bearing liabilities.

3 Net interest margin (FTE) is net interest income expressed as a percentage of average earning assets. This is a non-GAAP financial measure. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

VIRGINIA NATIONAL BANKSHARES CORPORATION

RECONCILIATION OF CERTAIN QUARTERLY NON-GAAP FINANCIAL MEASURES

(dollars in thousands, except per share data)

(Unaudited)

	For the Three Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Fully tax-equivalent measures
Net interest income	$13,348	$13,072	$12,796	$12,295	$12,235
Fully tax-equivalent adjustment	85	86	85	86	86
Net interest income (FTE) [1]	$13,433	$13,158	$12,881	$12,381	$12,321

Efficiency ratio [2]	49.8%	58.3%	61.5%	62.8%	60.6%
Fully tax-equivalent adjustment	-0.3%	-0.4%	-0.3%	-0.4%	-0.4%
Efficiency ratio (FTE) [3]	49.5%	57.9%	61.2%	62.4%	60.2%

Net interest margin	3.48%	3.40%	3.37%	3.26%	3.19%
Fully tax-equivalent adjustment	0.02%	0.03%	0.03%	0.02%	0.02%
Net interest margin (FTE) [1]	3.50%	3.43%	3.40%	3.28%	3.21%

	As of
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Other financial measures
Book value per share	$34.15	$32.89	$31.67	$30.93	$29.85
Impact of intangible assets [4]	(1.94)	(1.99)	(2.04)	(2.09)	(2.15)
Tangible book value per share (non-GAAP)	$32.21	$30.90	$29.63	$28.84	$27.70

	For the Years Ended
	December 31, 2025	December 31, 2024
Fully tax-equivalent measures
Net interest income	$51,509	$46,376
Fully tax-equivalent adjustment	342	347
Net interest income (FTE) [1]	$51,851	$46,723

Efficiency ratio [2]	58.0%	62.4%
Fully tax-equivalent adjustment	-0.4%	-0.4%
Efficiency ratio (FTE) [3]	57.6%	62.0%

Net interest margin	3.38%	3.08%
Fully tax-equivalent adjustment	0.02%	0.02%
Net interest margin (FTE) [1]	3.40%	3.10%

1 FTE calculations use a Federal income tax rate of 21%.

2 The efficiency ratio, GAAP basis, is computed by dividing noninterest expense by the sum of net interest income and noninterest income.

3 The efficiency ratio, FTE, is computed by dividing noninterest expense by the sum of net interest income (FTE) and noninterest income.

4 Intangible assets include goodwill and core deposit intangible assets, net of accumulated amortization, for all periods presented.